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                                                                   Exhibit 21.1

                    Subsidiaries of Point Therapeutics, Inc.


                                                   Jurisdiction of Organization/
 Name of Subsidiary                                   State of Incorporation
-------------------                                -----------------------------
 Point Therapeutics Massachusetts, Inc.                   Massachusetts

 Hemapharm Inc.                                           Delaware

 Hemasure A/S                                             Denmark